UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 29, 2003


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                               0-13368 37-1103704
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                                 (217) 234-7454
              (REGISTRANT=S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on January 29, 2003, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of December 31, 2002.



Item 7.   Financial Statements and Exhibits

         (c)      Exhibits

         Exhibit 99 - Quarterly shareholder report issued January 29, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: January 29, 2003                   By: /s/ William S. Rowland
                                             -----------------------------
                                             William S. Rowland
                                             President and Chief
                                             Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number                     Description

99                         Quarterly shareholder report issued January 29, 2003

                                                                      Exhibit 99



                                                                January 29, 2003

Quarterly Report to the Owners,
First Mid-Illinois Bancshares, Inc.

We are pleased to report that First Mid-Illinois Bancshares, Inc. had a successful 2002 with diluted earnings per share increasing to $2.38 per share as compared to $1.92 per share in 2001, a 24 percent increase. Net income increased to $8,034,000 in 2002 as compared to $6,516,000 in 2001. As a result of this performance, the Company increased its annual dividend to $.50 per share in 2002 from $.43 per share in 2001. Effective January 1, 2002, the Company adopted Statements of Financial Accounting Standards Numbers 142 and 147 and ceased amortization of goodwill from business combinations. The adoption of these accounting standards increased 2002 diluted earnings per share by $.17 per diluted share.

Net interest income before provision for loan losses was $26,726,000 for 2002 as compared to $23,916,000 in 2001, representing an increase of $2,810,000. An increase in the net interest margin and growth in net average earning assets helped to increase 2002 profitability. The Company's tax equivalent net interest margin for 2002 increased to 4.09% as compared to 3.99% in 2001 due to growth in the loan portfolio and lower funding costs. Loan balances increased by $26.6 million during the year. The loan growth was primarily in commercial and commercial real estate loans. The Company incurred net charge-offs of $1,054,000 in 2002 as compared with $435,000 for 2001. The increase in net charge-offs led management to increase the provision for loan losses to $1,075,000 for 2002 as compared with $600,000 in 2001.

Non-interest income was $10,832,000 for 2002 as compared to $8,672,000 in 2001. The increase was primarily the result of increased insurance commission revenue generated since the purchase of The Checkley Agency, Inc., in January, 2002, growth in deposit service charges as a result of increases in deposit balances and overdraft fees, and a lower interest rate environment that has led to increased mortgage loan originations and sales.

Non-interest expenses of $24,444,000 increased by $2,012,000 when compared to 2001 primarily as a result of the increased costs associated with the acquisition and operations of Checkley and the operations of the Highland banking center acquired in April 2001. In addition, expenses associated with the opening of new locations in Champaign and Maryville were incurred in 2002.

During 2002, we acquired 240,346 shares of our own stock in open market and through privately-negotiated transactions. These acquisitions of stock were made under a share repurchase program which we initiated in 1998 and which is ongoing. For additional information about the program, please contact Ms. Christie Burich, Vice-President and Director of Shareholder Services, at (217) 258-0493 or by email at cburich@firstmid.com.

Thank you for your continued support and confidence in First Mid-Illinois Bancshares, Inc.

                                            Sincerely,

                                            \s\William S. Rowland

                                            William S. Rowland
                                            Chairman and Chief Executive Officer

Condensed Consolidated Balance Sheets
(In thousands, except share data)   (unaudited)                              December 31,     December 31,
                                                                                     2002             2001

Assets
Cash and due from banks                                                          $ 42,432         $ 28,871
Federal funds sold                                                                 27,225            4,225
Investment securities:
  Available-for-sale, at fair value                                               166,415          160,096
  Held-to-maturity, at amortized cost (estimated fair
    value of $1,927 and $2,136 at December 31, 2002
    and December 31, 2001, respectively)                                            1,902            2,071
Loans                                                                             499,864          473,243
Less allowance for loan losses                                                    (3,723)          (3,702)
                                                                          ---------------- ----------------
  Net loans                                                                       496,141          469,541
Premises and equipment, net                                                        16,916           16,656
Goodwill, net                                                                       9,034            9,034
Intangible assets, net                                                              4,586            3,358
Other assets                                                                       11,589           12,127
                                                                          ---------------- ----------------
  Total assets                                                                   $776,240         $705,979
                                                                          ================ ================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                                           $ 84,025         $ 80,265
  Interest bearing                                                                529,427          479,155
                                                                          ---------------- ----------------
    Total deposits                                                                613,452          559,420
Repurchase agreements with customers                                               44,184           38,879
Other borrowings                                                                   44,625           37,625
Other liabilities                                                                   7,172            6,130
                                                                          ---------------- ----------------
  Total liabilities                                                              $709,433         $642,054
                                                                          ---------------- ----------------
Stockholders' Equity:
Common stock ($4 par value; authorized 6,000,000 shares;
  issued 3,603,737 shares in 2002 and 3,546,060 shares in 2001)                   $14,415          $14,184
Additional paid-in-capital                                                         14,450           13,288
Retained earnings                                                                  45,896           39,500
Deferred compensation                                                               1,589            1,392
Accumulated other comprehensive income                                              2,373              740
Treasury stock at cost, 414,562 shares in 2002 and 174,216 shares in 2001        (11,916)          (5,179)
                                                                          ---------------- ----------------
  Total stockholders' equity                                                       66,807           63,925
                                                                          ---------------- ----------------
  Total liabilities and stockholders' equity                                     $776,240         $705,979
                                                                          ================ ================

Condensed Consolidated Statements of Income
(In thousands)   (unaudited)

For the year ended December 31,                            2002          2001

Interest income:
Interest and fees on loans                              $33,726      $ 36,877
Interest on investment securities                         7,325         8,294
Interest on federal funds sold and other                    336           335
                                                     -----------   -----------
    Total interest income                                41,387        45,506
Interest expense:
Interest on deposits                                     12,253        18,773
Interest on repurchase agreements with customers            345           915
Interest on other borrowings                              2,063         1,902
                                                     -----------   -----------
    Total interest expense                               14,661        21,590
                                                     -----------   -----------
Net interest income                                      26,726        23,916
                                                     -----------   -----------
Provision for loan losses                                 1,075           600
                                                     -----------   -----------
Net interest income after provision for loan losses      25,651        23,316
Non-interest income:
Trust revenues                                            1,855         1,924
Brokerage commissions                                       265           234
Insurance commissions                                     1,182           122
Service charges                                           3,799         3,122
Securities gains, net                                       223           208
Mortgage banking revenues                                 1,514         1,156
Other                                                     1,994         1,906
                                                     -----------   -----------
  Total non-interest income                              10,832         8,672
Non-interest expense:
Salaries and employee benefits                           12,732        11,116
Net occupancy and equipment expense                       4,055         3,909
Amortization of goodwill                                     --           704
Amortization of intangible assets                           676           524
Other                                                     6,981         6,179
                                                     -----------   -----------
  Total non-interest expense                             24,444        22,432
                                                     -----------   -----------
Income before income taxes                               12,039         9,556
                                                     -----------   -----------
Income taxes                                              4,005         3,040
                                                     -----------   -----------
Net income                                              $ 8,034       $ 6,516
                                                     ===========   ===========

Condensed Consolidated Statements of Changes in Stockholders' Equity
(In thousands)   (unaudited)

For the year ended December 31,                              2002         2001

Balance at beginning of year                             $ 63,925     $ 57,727
Net income                                                  8,034        6,516
Dividends on stock                                        (1,640)      (1,460)
Issuance of stock                                           1,394        1,151
Purchase of treasury stock                                (6,540)      (1,037)
Change in accumulated other comprehensive income            1,634        1,028
                                                      ------------ ------------
Balance at end of year                                   $ 66,807     $ 63,925
                                                      ============ ============









Per Share Information
(unaudited)

For the year ended December 31,                         2002              2001

Basic earnings per share                             $  2.39           $  1.93
Diluted earnings per share                           $  2.38           $  1.92
Book value per share                                 $ 20.95           $ 18.96














                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                 (217) 234-7454


                                www.firstmid.com